Exhibit 32.2

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of

the

Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of CubeSmart L.P. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The Annual Report on Form 10-K of the Company for the year ended December 31, 2017 (the “Report”) filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Christopher P. Marr
Christopher P. Marr
Chief Executive Officer

Date: February 16, 2018

/s/ Timothy M. Martin
Timothy M. Martin
Chief Financial Officer

Date: February 16, 2018

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.